Exhibit 1.1
                                                                  DRAFT DATED
                                                                      6/26/96








                                5,000,000 Shares

                             FRENCH FRAGRANCES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                               June           , 1996



Rodman & Renshaw, Inc.
Sanders Morris Mundy Inc.
c/o Rodman & Renshaw, Inc.
One Liberty Plaza 165 Broadway
New York, New York 10006

On behalf of the Several
Underwriters named in
SCHEDULE I attached hereto.

Ladies and Gentlemen:

         French Fragrances, Inc., a Florida corporation (the "COMPANY"), and certain shareholders of the Company set forth on SCHEDULE II attached hereto (the "SELLING SHAREHOLDERS"), propose to sell to you and the other underwriters named in SCHEDULE I attached hereto (collectively, the "UNDERWRITERS"), for whom you are acting as the representatives (the "REPRESENTATIVES"), an aggregate of 5,000,000 shares (the "FIRM SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), of which 3,250,000 shares (the "COMPANY SHARES") are to be issued and sold by the Company and 1,750,000 shares (the "SELLING SHAREHOLDER SHARES") are to be sold by the Selling Shareholders in the respective amounts set forth opposite such Selling Shareholders' names on
SCHEDULE II. In addition, the Company and certain of the Selling Shareholders propose to grant to the Underwriters options to purchase up to an additional 750,000 shares (the "OPTION SHARES") of Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "SHARES."



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1.       SALE AND PURCHASE OF THE SHARES.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Underwriting Agreement (the "AGREEMENT"):

                  (a) The Company agrees to issue and sell the Company Shares and the Selling Shareholders agree to sell the Selling Shareholder Shares, severally and not jointly, to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase
         at the purchase price per share of Common Stock of $        (the
         "INITIAL PRICE"), the aggregate number of Firm Shares set forth opposite such Underwriter's name in SCHEDULE I attached hereto. The Underwriters agree to offer the Firm Shares to the public as set forth in the Prospectus (as defined in SECTION 4 below).

                  (b) The Company and certain of the Selling Shareholders severally grant to the several Underwriters options to purchase up to an aggregate of an additional 750,000 shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as the percentage of the total number of Firm Shares being purchased by such Underwriter. The maximum number of Option Shares to be sold by the Company shall be 483,000, and the maximum number of Option Shares to be sold by the Selling Shareholders shall in the aggregate be 267,000, with the number of Option Shares to be sold by each of the Selling Shareholders, respectively, being in proportion to the maximum number of Option Shares to be sold by each as set forth on
         Schedule II (adjusted by the Representatives to eliminate fractions). In the event that less than all Option Shares are sold at any Closing, the number sold by the Company and by each of the Selling Shareholders, respectively, shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares purchased at such Closing as the percentage of the total number of Option Shares that would be purchased from such seller if all Option Shares were purchased. Such options may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before any Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased from the Company and each Selling Shareholder, respectively, and the time and date (if other than the Firm Shares Closing Date) of such purchase.

2.       DELIVERY AND PAYMENT.

         Delivery by the Company and the Selling Shareholders of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company and the Selling Shareholders, shall take place at the offices of Rodman & Renshaw, Inc., at One Liberty Plaza, 165 Broadway, New York, New York, 10006, at 10:00 am., New York City time, on the third business day following the date on which the public offering of the Shares commences (unless such date is postponed in accordance with the provisions of SECTION 10(B) below), or at such time and place on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by

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the Company, the Selling Shareholders and the Representatives (such time and date of delivery and payment are called the "FIRM SHARES CLOSING DATE"). The public offering of the Shares shall be deemed to have commenced at the time, which is the earlier of (a) the time, after the Registration Statement (as defined in SECTION 4 below) becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or (b) the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by the Underwriters or dealers by letter, facsimile transmission or telegram.

         In the event the options with respect to the Option Shares are exercised, delivery by the Company and the Selling Shareholders of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company and the applicable Selling Shareholders shall take place in respect of each such exercise at the offices of Rodman & Renshaw, Inc. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in
SECTION 1(B) (such time and date of delivery and payment is called an "OPTION SHARES CLOSING DATE"). The Firm Shares Closing Date and all Option Shares Closing Dates are called, individually, a "CLOSING DATE" and, together, the "CLOSING DATES."

         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or an Option Shares Closing Date, as the case may be, and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be.

3.       PUBLIC OFFERING.

         The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the effective date of the Registration Statement and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
SHAREHOLDERS.

                  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                                    (i) The Company has filed with the
                  Securities and Exchange Commission (the "COMMISSION") a registration statement, and has filed two amendments thereto, on Form S-1 (Registration No. 333-4588), including in such registration statement and each such amendment a related preliminary prospectus (each a "PRELIMINARY PROSPECTUS"), for the registration of the Shares and the Option Shares, in conformity in all material respects with the requirements of the Securities Act of 1933,

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                  as amended (the "ACT"). In addition, the Company has filed or will promptly file a further amendment to such registration statement, in the form heretofore delivered to you. As used in this Agreement, the term "REGISTRATION STATEMENT" means such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof or incorporated by reference directly or indirectly therein), provided that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "REGULATIONS"), which information ("RULE 430A INFORMATION") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations; the term "PRELIMINARY PROSPECTUS" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in such registration statement when it becomes effective (if applicable, the "RULE 430A PROSPECTUS"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; and the term "PROSPECTUS" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "PROSPECTUS" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

                           (ii) When the Registration Statement becomes
                  effective, and at all times subsequent thereto to and including the Closing Dates, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will be in conformity in all material respects with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) will contain all Rule 430A Information; and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this SECTION 4(A)(II) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in SECTION 7(B) with respect to any Underwriter by or on behalf of such

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                  Underwriter through the Representatives expressly for
                  inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

                           (iii) Neither the Commission nor the "blue sky" or
                  securities authority of any jurisdiction has issued an order (a "STOP ORDER") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Firm Shares or the Option Shares, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order.

                           (iv) Any contract, agreement, instrument, lease,
                  trademark registration or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, trademark registration or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

                           (v) The Company has no subsidiary or subsidiaries and
                  does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization, except for Fine Fragrances, Inc., Halston Parfums, Inc. and G.B. Parfums, Inc. (each such organization singly a "SUBSIDIARY" and all such organizations collectively the "SUBSIDIARIES"). The Company and each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on its business as now being conducted and in the manner described in the Prospectus, except where such failure would not have a material adverse effect on the Company and the Subsidiaries. Each of the Company and each Subsidiary has been duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership, leasing, licensing, or character, location or use of property and assets or the conduct of its respective business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

                           (vi) The authorized capital stock of the Company
                  consists of: (i) 50,000,000 shares of Common Stock, of which 9,679,873 shares are issued and outstanding; (ii) 20,000 shares of Series A Preferred Stock, $.01 par value per share, all of which are issued and outstanding; (iii) 344,581 shares of Series B Convertible Preferred Stock, $.01 par value per share, all of which are issued and outstanding; (iv) 571,429 shares of Series C Convertible Preferred Stock, $.01 par value per share, all of which are issued and outstanding; and (v) 4,428,571 shares of Serial Preferred Stock, $.01 par value per share, none of which are issued and outstanding (the preferred stock referred to in clauses (ii)

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                  through (v) being collectively referred to as the "Preferred
                  Stock"). Each outstanding share of Common Stock and Preferred Stock has been duly and validly authorized and issued, and is fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of shareholders, optionholders, warrantholders or other persons. The Company owns all of the shares of capital stock of the Subsidiaries, free and clear of all liens, claims, security interests, restrictions, stockholders' agreements, voting trusts and any other encumbrances whatsoever, except as set forth in security, pledge and other agreements relating to the Credit Facility, the 12.5% Series I and Series II Debentures and the 8% Series I and Series II Debentures (as such terms are defined in the Prospectus) and except as set forth in security, pledge and other agreements relating to the Credit Facility, the 12.5% Series I and Series II Debentures and the 8% Series I and Series II Debentures (as such terms are defined in the Prospectus) and except that a 50.01% equity interest in Fine Fragrances, Inc. is beneficially owned by a person not related to the Company. There is no commitment, plan, preemptive right or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, shares of capital stock of the Company or any of the Subsidiaries or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or any of the Subsidiaries, except as disclosed and properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or any of the Subsidiaries, except as disclosed and properly described in the Prospectus.

                           (vii) The consolidated financial statements of the
                  Company and its Subsidiaries (and to the best knowledge and belief of the Company, the other financial statements) included in the Registration Statement and the Prospectus fairly present in all material respects (on a consolidated basis where applicable) the financial position, the results of operations, and the other information purported to be shown therein on the basis stated therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except disclosed therein and except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) consistently applied throughout the periods involved, are in all material respects accurately presented on a basis consistent with the books and records of the Company or other relevant entity. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company or other relevant entity within the meaning of the Act and the Regulations. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or any of the Subsidiaries taken as a whole from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.


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                           (viii) There is no litigation, arbitration, claim,
                  governmental or other proceeding (formal or informal), or investigation before any court or before any public body or board pending, or, to the knowledge of the Company, threatened (nor is there any reasonable basis therefor) with respect to the Company or any of the Subsidiaries, or any of their respective operations, business, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and could not reasonably be expected in the future to have a material adverse effect upon the operations, business, properties, assets or financial condition of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries is involved in any labor dispute, nor, to the knowledge of the Company, is such dispute threatened, which dispute could reasonably be expected to have a material adverse effect upon the operations, business, properties, assets or financial condition of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which could reasonably be expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole; nor is the Company or any of the Subsidiaries required to take any action (except in the ordinary course of its business) in order to avoid any such violation or default with respect thereto.

                           (ix) The Company and each of the Subsidiaries has
                  good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by them, and has valid and enforceable leasehold interests in each of such items which the prospectus indicates are leased by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except (i) as properly described in the Prospectus or in a document filed as an exhibit to the Registration Statement and (ii) for other purchase money liens arising in the ordinary course of business and not required to be described in the Registration Statement). No real property owned, leased, licensed or used by the Company or any of the Subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use or building code restrictions which would prohibit, and to the knowledge of the Company no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing or use of such real property in the business of the Company or any of the Subsidiaries as presently conducted or as the Prospectus indicates it contemplates conducting (except as properly described in the Prospectus).

                           (x) The Company and each of the Subsidiaries, and to
                  the knowledge of the Company, any other party, is not now and is not expected by the Company to be in violation or breach of, or in default with respect to complying with, any term, obligation or provision of any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding and no event has occurred which with notice or lapse of time or both would constitute such a default, in either case other than such defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and Subsidiaries taken as a whole (a "Material Adverse Effect"), and each such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust or note is in full

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                  force and is the legal, valid and binding obligation of the parties thereto and is enforceable as to the Company each of the Subsidiaries and, to the knowledge of the Company, each other party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditor's rights generally and the effects of general principles of equity and except as rights to indemnity or contribution hereunder may be limited by applicable laws or public policy. The Company and each of the Subsidiaries enjoys peaceful and undisturbed possession under all property leases and licenses under which it is operating. Neither the Company nor any of the Subsidiaries is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which breach or default could reasonably be expected to have a Material Adverse Effect.

                           (xi) The Company and the Subsidiaries have filed all
                  federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, other than to the extent the failure so to file or pay, individually or in the aggregate, would not have a Material Adverse Effect.

                           (xii) The descriptions in the Prospectus of the
                  trademarks, service marks and copyrights that the Company or any Subsidiary owns or holds or uses under any license or other agreement (the "TRADEMARKS") and any patents, patent applications, trademark applications, tradenames, service marks, copyright applications, franchises or other intangible properties (collectively, "INTANGIBLES") are true and correct in all material respects. To the knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed, is infringing, or has received any notice of infringement with respect to the asserted Intangibles of others which, if determined adversely to the Company, would have a Material Adverse Effect. To the knowledge of the Company, there is no infringement by others of the Trademarks of the Company or any Subsidiary which has had or may in the future have a Material Adverse Effect.

                           (xiii) Neither the Company, nor any Subsidiary, nor,
                  to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of or for the intended benefit of the Company and the Subsidiaries has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                           (xiv) The Company has all requisite corporate power
                  and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is

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                  enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditor's rights generally and the effects of general principles of equity and except as rights to indemnity or contribution hereunder may be limited by applicable laws or public policy. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Company or the Subsidiaries for the execution, delivery or performance by the Company of this Agreement (except filings under the Act which have been or will be made before the applicable Closing Date and except as may be required under "blue sky" or securities laws of various jurisdictions or the rules and regulations of the NASD in connection with the Underwriters' purchase and distribution of the Shares and the sale of the Representatives' Warrants). No consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Company or the Subsidiaries is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement, will not violate, result in a breach of, conflict with, accelerate the due date of any payments under, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any material contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or any of the Subsidiaries or to which any of their respective operations, business, properties or assets are subject.

                           (xv) All of the Shares are validly authorized. The
                  Shares to be sold by the Selling Shareholders have been duly and validly issued. The Shares to be sold by the Company, when issued and delivered in accordance with this Agreement, will be duly and validly issued. All of the Shares, when delivered in accordance with this Agreement, will be fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of shareholders, optionholders, warrantholders and any other persons and the Underwriters will receive good title to all of the Shares purchased by them, respectively, free and clear of all preemptive rights, liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting agreements and voting trusts.

                           (xvi) The Common Stock, the Preferred Stock, the Firm
                  Shares and the Option Shares, and the Company's debt securities, stock options and stock purchase warrants, conform in all material respects to the statements relating thereto contained in the Registration Statement or the Prospectus.

                           (xvii) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described therein: there has not been any material adverse change in the assets or properties, business or results of operations or financial condition of the Company or the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; neither the Company nor the Subsidiaries, taken as a whole, have sustained any material loss or interference with its respective business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance; since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected in the Registration Statement, neither the Company nor the Subsidiaries, have incurred any material liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business; and neither the Company nor the Subsidiaries, taken as a whole, have (A) issued any securities or incurred any material liability or obligation, primary or contingent, for borrowed money except for conversions of outstanding securities and issuances of employee or director stock options and except for revolving credit borrowings in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business, or (C) declared or paid any dividend or made any distribution on any of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                           (xviii) Neither the Company nor its Subsidiaries nor,
                  to the knowledge of the Company, any of their respective officers, directors or affiliates (as defined in the Regulations), have taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Firm Shares or the Option Shares (it being understood that this representation shall not be construed to be violated by the agreements referred to in the following paragraph nor by the Exchange Offer as defined in the Prospectus).

                           (xix) The Company has obtained from the Selling
                  Shareholders and each of the Company's executive officers and directors and other principal shareholders, enforceable written agreements, in form and substance satisfactory to the Representatives (which consent has been agreed to be given as to the sale of certain shares by a decedent's estate), that for a period of 180 days from the date on which the public offering of the Shares commences they will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any warrants, convertible securities or stock options) beneficially owned by them, except for sales of the Shares hereunder and except in connection with the Exchange Offer referred to in the Prospectus and except for certain sales of Common Stock by an estate that have been consented to in writing by the Representatives;

                           (xx) The Company is not, and upon consummation of the
                  sale of the Shares hereunder will not be, and does not intend to conduct its business in a manner in which it would be, an "investment company" as defined in SECTION 3(A) of the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT").

                           (xxi) No person or entity has any right that has not
                  expired or been waived to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                           (xxii) Except as may be set forth in the Prospectus,
                  the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                           (xxiii) No transaction has occurred between or among
                  the Company, the Subsidiaries, the Selling Shareholders or any of their officers or directors or affiliates or any affiliates of any such officers or directors, that is required to be described in and is not described in the Registration Statement and the Prospectus.

                           (xxiv) The Common Stock, including the Shares, are
                  authorized for quotation on the Nasdaq Stock Market.

                           (xxv) Neither the Company nor any of the Subsidiaries
                  nor any of their respective affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date that the Registration Statement is declared effective with the Commission or with the Florida Department of Banking and Finance (the "FLORIDA DEPARTMENT"), whichever date is later, and prior to the end of the period referred to in the first clause of SECTION 4(A)(II) hereof, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within ninety days after such commencement of business in Cuba, and during the period referred to in SECTION 4(A)(II) hereof will inform the Florida Department within ninety days after any change occurs with respect to previously reported information.

                  (b) Each of the Selling Shareholders, severally and no jointly, represents and warrants to, and agrees with, the several Underwriters that:

                           (i) Such Selling Shareholder has obtained all
                  authorizations and consents necessary for the execution, delivery and performance of this Agreement and such Selling Shareholder's Agreement and Power of Attorney delivered to the Representatives ("Power of Attorney"), and each of this Agreement and the Power of Attorney is binding and enforceable against such Selling Shareholder.

                           (ii) Such Selling Shareholder has full right, power
                  and authority to execute, deliver and perform this Agreement and the Power of Attorney and has duly entered into, executed and delivered this Agreement and the Power of Attorney.

                           (iii) Such Selling Shareholder has, and at each
                  Closing Date will have, good and marketable title to the Shares of such Selling Shareholder sold, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity other than that created hereunder (collectively, "Liens"); and upon delivery of any Shares of such Selling Shareholder to the Underwriters against payment therefor, the Underwriters will receive good and marketable title to the such shares, free and clear of Liens.

                           (iv) the consummation of the sale to the Underwriters
                  of any Shares of such Selling Shareholder will not result in a breach or violation by such Selling Shareholder, or constitute a default by such Selling Shareholder, under any agreement, instrument, statue, regulation or order to which such Selling Shareholder is a party or by which such Selling Shareholder is bound.

                           (v) Such Selling Shareholder has not taken and will
                  not take, until distribution of the Shares has been completed, any action designed to constitute or which may result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares to be sold, including, without limitation, making bids or causing bids to be made for the shares of Common Stock to be sold.

                           (vi) There is no position, office or other material
                  relationship between such Selling Shareholder and the Company, nor have any such material relationships existed within the past three years, that would be required to be disclosed in the Prospectus and are not so disclosed.

                           (vii) except as disclosed in such Selling
                  Shareholder's Power of Attorney, such Selling Shareholder has not sold shares of Common Stock within the past six months.

5.       CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

         The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with SECTION 6(A)(I) of this Agreement.

                  (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

                  (c) Except as contemplated in the Prospectus, the representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in the certificates delivered pursuant to SECTION 5(D) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company and the Selling Shareholders shall have performed in all material respects all covenants and agreements and satisfied in all material respects all the conditions contained in this Agreement required to be performed or satisfied by it or them at or before such Closing Date.

                  (d) The Representatives shall have received on each Closing Date (i) a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that the persons executing such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date and that the Company has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date and
         (ii) certificates, addressed to the Representatives and dated such Closing Date, of (or by an Attorney-in-Fact on behalf of) each of the Selling Shareholders to the effect that the representations and warranties of each of such Selling Shareholders are true and correct on and as of such Closing Date and that such Selling Shareholders have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by such Selling Shareholders at or prior to such Closing Date.

                  (e) The Representatives shall have received at the time this Agreement is executed and on each Closing Date, signed letters from Deloitte & Touche LLP and each other firm of accountants whose report is included in the Registration Statement, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in the form and scope reasonably satisfactory to the Representatives, with reproduced copies or signed counterparts thereof for each of the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Regulations, that the response to ITEM 10 of the Form S-1 Registration Statement is correct in so far as it relates to them and stating in effect:

                           (i) that in their opinion the audited financial
                  statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                           (ii) in the case of Deloitte & Touche LLP only, that,
                  on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Historical and Pro Forma Financial Data," "Capitalization," "Selected Historical Financial Data" and "Pro Forma Financial Data" which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest consolidated financial statements or summaries thereof included in the Registration Statement, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                    (A)     the amounts in "Summary Historical
                           and Pro Forma Financial Data," "Capitalization," "Selected Historical Financial Data" and "Pro Forma Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the financial statements from which such amounts were derived; or

                                    (B) with respect to the Company, there were,
                           at a specified date not more than five business days prior to the date of the letter, any decreases in net sales, income before income taxes and net income or any increases in long-term debt of the Company or any decreases in the capital stock, working capital or the shareholders' equity in the Company, as compared with the amounts shown on the most recent consolidated balance sheet and consolidated income statement of the Company included in the Registration Statement; and

                           (iii) in the case of Deloitte & Touche LLP only, that
                  they have performed certain other procedures as a result of which they determined that information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company.

                  References to the Registration Statement and the Prospectus in this PARAGRAPH (E) are to such documents as amended and supplemented at the date of such letter.

                  (f) The Representatives shall have received on each Closing Date from Steel Hector & Davis LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and in form and scope satisfactory to the Representatives, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                           (i) The Company and each of the Subsidiaries is a
                  corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with full corporate power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. To the knowledge of such counsel, the Company and each of the Subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. To the knowledge of such counsel, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization, except for those identified in SECTION 4(A)(V) above.

                           (ii) The Company has authorized, issued and
                  outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The form of certificates evidencing the Shares conforms to the requirements of the Florida Business Corporation Act. Each outstanding share of Common Stock has been duly authorized and validly issued, and is fully paid and nonassessable, without any personal liability attaching to the ownership thereof, free of any statutory preemptive rights and, to the knowledge of such counsel, free of any preemptive rights of shareholders. Except as described in SECTION

                  4(A)(VI) above, the Company owns all of the shares of capital stock of the Subsidiaries, and to the knowledge of such counsel, all such shares owned by the Company are owned free and clear of all liens, claims, security interests, restrictions, shareholders' agreements, voting agreements, voting trusts and any other encumbrances whatsoever. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as otherwise properly described in the Prospectus. To the knowledge of such counsel, there is outstanding no security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any of the Subsidiaries, except as otherwise properly described in the Prospectus.

                           (iii) To the knowledge of such counsel, there is no
                  litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation before any court or before any public body or board pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their assets or property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required.

                           (iv) To the knowledge of such counsel, neither the
                  Company nor any of the Subsidiaries is in violation or breach of, or in default with respect to, complying with any term, obligation or provision of any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding which is material to the Company and known to such counsel, and to the knowledge of such counsel, no event has occurred which with notice or lapse of time or both would constitute such a default, other than such violation, breach or default that has not had and will not have, individually or in the aggregate, a Material Adverse Effect.

                           (v) Neither the Company nor any of the Subsidiaries
                  is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

                           (vi) The Company has all requisite power and
                  authority to execute, deliver and perform this Agreement and to issue and sell the Shares as provided herein. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and, insofar as such counsel may have any actual knowledge, the Selling Shareholders, is the legal, valid and binding obligation of each of the Company and, insofar as such counsel may have any actual knowledge, of the Selling Shareholders, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditor's rights generally and the effects of general principles of equity) is enforceable as to the Company and, insofar as such counsel may have any actual knowledge, as to each of the Selling Shareholders in accordance with its terms, except that such counsel need not express an opinion with respect to the enforceability of the provisions of

                  SECTIONS 7 AND 8 of this Agreement. No consent, authorization, approval, order, license, certificate or permit of or from, nor declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Company for the valid issuance and sale by the Company of the Company shares pursuant to this Agreement (except filings under the Act which have been made prior to the Closing Date or such as may be required under the securities or blue sky laws, as to which no opinion is expressed). To the knowledge of such counsel, no consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Company or the Subsidiaries is a party, or by which any of their respective properties or assets are bound, that is known to such counsel, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding, in each case known to such counsel, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or (assuming compliance with all applicable securities and blue sky laws) violate, result in a breach of, or conflict with any existing law or rule, regulation, order, judgment, or decree known to such counsel and binding on the Company or the Subsidiaries or any of their respective operations, business, properties or assets.

                           (vii) The Shares are duly and validly authorized.
                  Such opinion delivered at each of the Closing Dates shall state that all of the Shares delivered on that date against payment therefor, in accordance with the terms hereof, are duly and validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and free of any statutory preemptive rights and, to the knowledge of such counsel, free of any other preemptive rights of shareholders, and that the Underwriters have received good title to the Shares purchased by them, respectively, from the Company and the Selling Shareholders, as applicable, for the consideration contemplated herein, assuming the Underwriters are bona-fide purchasers as defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, free of any adverse claim as such term is used in Section 8-302. The Common Stock, the Preferred Stock and the Shares conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                           (viii) To the knowledge of such counsel, any
                  contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been described as required. To the knowledge of such counsel, any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

                           (ix) Insofar as statements in the Prospectus purport
                  to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases or licenses, such statements have been prepared or reviewed by such counsel and to the knowledge of such counsel are accurate summaries in all material respects.

                           (x) The Company is not, and after the sale of the
                  Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" as defined in Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Prospectus, will not become an "investment company" and will not be required to be registered under the Investment Company Act.

                           (xi) To the knowledge of such counsel, no person or
                  entity has as of the date of each Closing Date at which such opinion is delivered any right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement except such persons or entities from whom written waivers of such rights have been received and delivered to the Representatives prior to such Closing Date.

                           (xii) Based solely on telephonic oral confirmation
                  provided to such counsel by Commission staff reviewing the Registration Statement on behalf of the Commission, the Registration Statement and all post-effective amendments, if any, have become effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or are threatened or contemplated by or pending before the Commission.

                           (xiii) The Registration Statement, any Rule 430A
                  Prospectus, and the Prospectus, and any amendment or supplement thereto (other than financial statements and the notes thereto and the schedules and other financial and statistical data which are or should be contained in any thereof, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Regulations. To the knowledge of such counsel, the conditions for the use of Form S-1 have been satisfied with respect to the Registration Statement.

                           (xiv) To the knowledge of such counsel, since the
                  effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

                  In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although (except as specified in the foregoing opinion) such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing and relying as to materiality upon the representations of executive officers of the Company after conferring with such executive officers, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                  In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Company as to laws of any jurisdiction other than the Federal laws of the United States and the General Corporate Law of the state of Florida, provided that (A) each such local counsel is reasonably acceptable to the Representatives and (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is addressed to the Representatives and is in form and substance reasonably satisfactory to them and their counsel. In addition, such counsel may, in the absence of knowledge that such assumption is unwarranted, assume the legal capacity and competency of each individual that is a Selling Shareholder and may rely, as to matters of fact, to the extent such counsel deems proper, on the representations made in this Agreement and certificates of responsible officers of the Company, provided that executed copies of such certificates are provided to the Representatives.

                  (g) At the Firm Shares Closing Date, the Company shall have executed and entered into a Warrant Agreement in substantially the form filed as an exhibit to the Registration Statement granting and issuing to each of the Representatives, respectively, a warrant to purchase pursuant to such Warrant Agreement 81,250 shares (162,500 in total for both Representatives) shares of Common Stock. Additionally, the Company shall have complied in all material respects with all undertakings, agreements and covenants set forth in the letter agreement between the Company and Sanders Morris Mundy Inc. dated April 12, 1996, as amended.

                  (h) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel for the Underwriters.

6.       COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

         (a)      The Company covenants and agrees as follows:

                           (i) The Company shall use every reasonable effort to
                  cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of prospectus omitting Rule 430A information, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company shall notify you immediately, and confirm such notice in writing,
                  (A) when the Registration Statement and any post-effective amendment thereto become effective, (B) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to any "stop order" of the Commission. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall every reasonable effort to prevent the issuance of any Stop Order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (ii) During the time when a prospectus relating to
                  the Shares is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act and the Regulations, any event as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Regulations, the Company promptly shall prepare and file with the Commission, subject to the third sentence of PARAGRAPH (I) of this SECTION 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                           (iii) The Company shall make generally available to
                  its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs, a consolidated earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Act or Rule 158 of the Regulations.

                           (iv) The Company shall furnish, without charge, to
                  the Representatives and counsel for the Underwriters signed or conformed copies of the Registration Statement (including all exhibits and amendments thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or the Regulations, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                           (v) The Company shall cooperate with the
                  Representatives and counsel to the Underwriters in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED,

                  HOWEVER, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                           (vi) For a period of five years after the date of
                  this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

                           (vii) Without the prior written consent of the
                  Representatives, for a period of 180 days from the date on which a public offering of the Shares commences, the Company shall not issue, sell or register with the Commission or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), except for the issuance of the Shares pursuant to the Registration Statement or shares issuable upon exercise of currently outstanding securities, options and warrants issued by the Company as of the date of this Agreement, and except for the Exchange Offer and the Issuance of shares and options to purchase shares of Common Stock pursuant to the Company's Stock Option Plans in a manner that is not inconsistent with the description of such plans in the Registration Statement, and except for the issuance of Common Stock or securities convertible into or exercisable or exchangeable for securities of the Company in connection with an acquisition of a business or assets (including the financing thereof).

                           (viii) On or before completion of the public offering
                  of the Shares, the Company shall make all filings required in connection therewith under applicable securities laws and by the Nasdaq Stock Market; provided that the Company shall make blue sky filings only where the Underwriters specify and instruct their counsel to make such filings.

                           (ix) Prior to each Closing Date and for a period of
                  25 days thereafter, you shall be given reasonable written prior notice of any press release or other direct or indirect communication initiated by the Company with the press and of any press conference with respect to the Company, the financial conditions, results of operations, business, properties, assets or liabilities of the Company, or this offering.

                  (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses relating to the registration and public offering of the Shares including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and any documents required to be delivered with any Preliminary Prospectus or the Prospectus, and the printing, filing and distribution of the Agreement Among Underwriters, this Agreement and related documents;
         (ii) the preparation and delivery to the Underwriters of certificates for the Shares; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in SECTION 6(A)(V), including the fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda, provided that all such fees shall not exceed an aggregate of $20,000; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by SECTION 6(A)(VI); (vii) inclusion of the Shares for quotation on the NASDAQ Stock Market System; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and the Selling Shareholders to the Underwriters. Except as otherwise contemplated by SECTION 9 hereof, the Underwriters will pay their own counsel fees and expenses to the extent not otherwise covered by clause (iii) above, and their own travel and travel-related expenses in connection with the distribution of the Shares. Without limiting the Company's obligations set forth above, each of the Selling Shareholders agrees to pay all of their other costs and expenses incident to the performance of their obligations under this Agreement and the sale of the Shares by them hereunder.

7.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading. Each of the Selling Shareholders agrees, severally and not jointly, to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to such Selling Shareholder contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto

         (which amendments or supplements are furnished to such Selling Shareholder), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading, but only with reference to information relating to such Selling Shareholder. Such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. The obligations of each of the Selling Shareholders, pursuant to this SECTION 7(A) and SECTION 8, shall be limited to an amount not exceeding the product of the Per Share Price to Public of the Shares as set forth on the cover page of the Prospectus and the number of Shares sold by such Selling Shareholder. In no event shall the indemnification agreement contained in this SECTION 7(A) inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Shares upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in a preliminary prospectus and if such untrue statement, omission or alleged untrue statement or omission was corrected or supplied in the Prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which the Company and the Selling Shareholders may otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or
         Section 20(a) of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement and each Selling Shareholder, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, and which was made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter for specific use therein; PROVIDED, HOWEVER, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) and the Selling Shareholders shall be limited to the net proceeds received by the Company and the Selling Shareholders, respectively, from such Underwriter. For all purposes of this Agreement, the information set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first and third paragraphs under the caption "Underwriting," in any preliminary prospectus, the Rule 430A Prospectus and in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in SECTIONS 7(A) OR
         (B) shall be available to any party who shall fail to give notice as provided in this SECTION 7(C) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and to the extent that such party is found by final judgment of a court of competent jurisdiction to have been actually prejudiced by the failure to give such notice; but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this SECTION 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or
         (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm attorneys (in addition to any local counsel) at any time for all such indemnified parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

8.       CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in SECTIONS 7(A) AND (B) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders or the Underwriters, the Company, the Selling Shareholders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the

Underwriters, such as the Selling Shareholders, persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in SECTION 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders from the sale of the Shares, as set forth in the table on the cover page of the Prospectus (but not taking into account the use of the proceeds of such sale of Shares by the Company), bear to
(y) the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this SECTION 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any of the Selling Shareholders be liable or responsible for any amount in excess of the product of the Per Share Price to Public of the Shares as set forth on the cover page of the Prospectus and the number of Shares sold by each of them subject to the limitation expressed in SECTION 7(A), and (iii) the Company shall be liable and responsible for any amount in excess of the underwriting discounts and commissions and the amount referred to in clause (ii); PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution in respect thereof from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i), (ii) and (iii) in the immediately preceding sentence of this SECTION 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this SECTION 8 are several in proportion to their respective underwriting commitments and not joint.

9.       TERMINATION.

         This Agreement may be terminated with respect to the Shares to be purchased on any Closing Date by the Representatives by notifying the Company at any time prior to the purchase of the Shares:

                  (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets total price of the Shares underwritten by it and distributed to the public; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the Offering; (iii) if there shall be such a material adverse change in domestic or international general financial, political or economic conditions the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market System has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or federal authority, or

                  (b) at or before any Closing Date, if any of the conditions specified in SECTION 5 shall not have been fulfilled when and as required by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Shareholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Shareholders or all of them to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company and the Selling Shareholders or to the other Underwriters for damages occasioned by its failure or refusal.

10.      SUBSTITUTION OF UNDERWRITERS.

         If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under
SECTION 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:

                  (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to SECTION 1 be increased pursuant to this SECTION 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                  (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

         In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and the Selling Shareholders and without liability on the part of the Company and the Selling Shareholders, except in both cases as provided in SECTIONS 6(B), 7, 8 AND 9. The provisions of this SECTION 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the Selling Shareholders or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

11.      MISCELLANEOUS.

         The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholders or any of the officers, directors or controlling persons referred to in SECTIONS 7 AND 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of SECTIONS 6(B), 7, 8, 9, 10 AND 11 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered, or by telefax or telegraph if subsequently confirmed by letter,
(a) if to the Representatives, to Rodman & Renshaw, Inc. and Sanders Morris Mundy Inc., c/o Rodman & Renshaw, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attention: Julia S. Heckman, Managing Director, telecopy:
(212) 346-5099 with a copy to Mayor, Day, Caldwell & Keeton, L.L.P., 19th Floor, 700 Louisiana, Houston, Texas 77002, Attention: Geoffrey K. Walker, telecopy:
(713) 225-7047, (b) if to the Company, to the Company's agent for service as such agent's address appears on the cover page of the Registration Statement (telecopy (305) 628-8416), and (c) if to the Selling Shareholders, to each such Selling Shareholder at the respective address of such Selling Shareholder appearing in SCHEDULE II.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons or entity or entities require.

         All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                        Very truly yours,

                        THE COMPANY:

                        FRENCH FRAGRANCES, INC.


                        By:
                          --------------------------------
                        Name:
                             -----------------------------
                        Title:
                              ----------------------------

                                       THE SELLING SHAREHOLDERS:

                                       Each of the Selling Shareholders Named in
                                       SCHEDULE II Annexed Hereto:



                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:  Attorney-in-Fact


Confirmed on Behalf of Themselves, Severally, as Underwriters and as the Representatives of the Several Underwriters Named in SCHEDULE I
Annexed Hereto:

RODMAN & RENSHAW, INC.


By:
   --------------------------------
         Name:  Julia S. Heckman
         Title:  Managing Director


SANDERS MORRIS MUNDY, INC.


By:
    ------------------------------
         Name: Michael S. Chadwick
         Title: Managing Director

                                   SCHEDULE I

                                              NUMBER OF FIRM
                                                SHARES TO BE
NAME OF UNDERWRITER                              PURCHASED
- -------------------                           --------------
Rodman & Renshaw, Inc...........................$1,825,000
Sanders Morris Mundy Inc........................ 1,825,000
Bear, Sterns & Co. Inc..........................   100,000
EVEREN Securities, Inc..........................   100,000
Paine Webber Incorporated.......................   100,000
Auerbach Pollak & Richardson Inc................    50,000
Dain Bosworth Incorporated......................    50,000
Evergreen Canada Israel Investments Ltd.........    50,000
First Equity Corporation of Florida.............    50,000
First Marathon (USA) Inc........................    50,000
First Southwest Company.........................    50,000
Edward D. Jones & Co............................    50,000
Legg Mason Wood Walker, Incorporated............    50,000
Midland Walwyn Capital Inc......................    50,000
Morgan Keegan & Company, Inc....................    50,000
Needham & Company, Inc..........................    50,000
Pennsylvania Merchant Group Ltd.................    50,000
Rauscher Pierce Refsnes, Inc....................    50,000
Roney & Co.       ..............................    50,000
Sutro & Co. Incorporated........................    50,000
Total             .............................. 4,700,000

                                   SCHEDULE II

NAME AND ADDRESS OF            NUMBER OF FIRM SHARES         NUMBER OF OVER-
SELLING SHAREHOLDER            BEING OFFERED FOR SALE        ALLOTMENT SHARES
- -------------------            ----------------------        ----------------
Weldon D. & Heaslip W.                10,000                         --
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Douglas McCutcheon                   132,000                      29,000(1)
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Gerald Connor                         43,000                      10,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Gray Capital                          86,000                       19,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

First Marathon                        43,000                      10,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Canmerge Consultants                  20,000                          --
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Manufacturers Life                   327,000                      69,000(2)
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Merchant Private                     173,500                       38,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

NAME AND ADDRESS OF            NUMBER OF FIRM SHARES      NUMBER OF OVER-
SELLING SHAREHOLDER            BEING OFFERED FOR SALE     ALLOTMENT SHARES
- -------------------            ----------------------     ----------------

Imperial Life                       129,500                   28,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

B No. 1                              84,500                   19,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Patsy Rosart                         86,000                   19,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Joseph Peller                        47,500                  11,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Cairn Capital                        68,000                  15,000
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

Rafael Kravec                       500,000                      --
c/o French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida  33014

         Totals                    1,750,000                   267,000






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